UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2019

Date of Report (Date of earliest event reported)

M101 CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55512	87-0363526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 20.03, Plaza 138 Jalan Ampang Kuala Lumpur, Malaysia	50450
(Address of principal executive offices)	(Zip Code)

+603.2181.0150

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MOZO	OTC Markets – Pink Sheets

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 4, 2019, Ousman Haji Aliyas resigned as the President, Chief Executive Officer and Director of M101 Corp. (the “Company”). There were no disagreements between Mr. Aliyas and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignation.

On that same date, the remaining board of directors appointed Dr. Mike Tham Soon Hua to serve as the Company’s President, Chief Executive Officer and Director. Mr. Hua, 66, is a Senior Financial Planner from Auckland, New Zealand. Since July, 2017, he has served as the Chief Marketing Officer for Crypto Gold Coins. Mr. Hua recently completed his PhD research in FinTech in cross border remittances using block chain technology.

There are no employment agreements between the Company and Mr. Soon, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Soon. There have been no transactions to which the Company was or is to be a party, in which Mr. Soon had, or will have, a direct or indirect material interest.

On October 7, 2019, Lee Hui Chin and Yong Chian Yon resigned as the Treasurer and Director, and Secretary and Director, respectively, of the Company. There were no disagreements between Messrs. Chin or Yon and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignations.

On that same date, the remaining board of directors appointed Ronald Paul Cartey to serve as the Company’s Secretary and Director. Mr. Cartey, 73, has 25 years of experience as a professional international speaker and business consultant. Mr. Cartey is internationally recognized as a world class business development coach and leadership trainer He is a published author and has lectured in universities, colleges and corporations alike to both the academia and the business world on how to transform and enhance existing skills, mental attitudes and mindsets at all levels, to improve individual and corporate performance, productivity and everyday results.

On October 7, 2019, the remaining board of directors also appointed Mordekar Shrikumar Vasant to serve as the Company’s Treasurer and Director. Mr. Vasant, 45, is a highly educated executive with PhD qualification, three Masters Degrees - MBA, MIT, and MBus - and an undergraduate engineering BEng degree from Australia. Mr. Vasant also holds memberships in numerous competency based technical and professional institutions, namely AIPM, AIM, AEEE, and ITIL. For 18 years, Mr. Vasant was the most senior technical director in Australia, New Zealand and the Asia Pacific region for one of the world's leading telecom networking, billing and payments solution providers. Mr. Vasant has an extensive experience developing software and applications in multi-platform and multi-language IT environments, including Android, iOS, JAVA, ORACLE, SOLARIS, UNIX. WINDOWS, and MS SQL. Mr. Vasant is also well versed in next generation technologies, including Blockchain, IoT, AI, AR/VR, 5G, Data Science, Quantum Computing, Crypto Platforms, Payment Gateways and Exchanges.

There are no employment agreements between the Company and Messrs. Cartey or Vasant, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to them. There have been no transactions to which the Company was or is to be a party, in which Messrs. Cartey or Vasant had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M101 CORP.

Date: October 14, 2019	By:	/s/ Dr. Mike Tham Soon Hua
Dr. Mike Tham Soon Hua
Chief Executive Officer (Principal Executive Officer)

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